EXHIBIT 99.1

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Jen-Hsun Huang, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of nVIDIA Corporation, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	nVIDIA Corporation Annual Report on Form 10-K for the year ended January 27, 2002, filed with the Commission on May 14, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of nVIDIA Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

(4)
The Company received a letter dated August 15, 2002 (the “Letter”) from the Securities and Exchange Commission (the “Commission”) containing comments on the Company’s (i) Form 10-K for the fiscal year ended January 27, 2002, and (ii) Form 10-Q for the quarter ended April 28, 2002. The Company is in the process of responding to the Commission’s comments on a timely basis. The Letter notes the following: “The Division of Enforcement [of the Commission] has commenced an investigation regarding certain matters which may be related to the Company.” Although I have no reason to believe that my statement in paragraph 1 hereof is incorrect, I will file an amended statement after the Company and the Commission have resolved the issues raised by the Commission’s comments.

Subscribed and sworn to before me this 28th day of August, 2002

/s/ JEN-HSUN HUANG	/s/ MARTHA BOGDANOFF
Jen-Hsun Huang President and Chief Executive Officer (Principal Executive Officer)	Notary Public My Commission Expires: December 3, 2004

Date: August 28, 2002	[Notary Stamp Appears Here]